GLOBAL REAL ESTATE INVESTMENTS FUND
FIRST AMENDMENT TO THE TRANSFER AGENT SERVICNG AGREEMENT

THIS FIRST AMENDMENT dated as of this 16th day of August, 2010, to the Transfer Agent Servicing Agreement, dated as of the 9th day of October, 2009 (the “Agreement”), is entered into by and between GLOBAL REAL ESTATE INVESTMENTS FUND, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, LLC, a Wisconsin limited liability corporation, (“USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the length of the Agreement and the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 12, Term of Agreement; Amendment, is hereby superseded and replaced with the following:

12.  Term of Agreement; Amendment.
This Agreement shall become effective as of July 1, 2010 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon the Fund giving 60 days prior written notice to the Custodian or the Custodian giving 120 day prior written notice to the Fund or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Trustees.

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GLOBAL REAL ESTATE INVESTMENTS FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Randy S. Lewis	By: /s/ Michael R. McVoy

Printed Name: Randy Lewis	Printed Name: Michael R. McVoy

Title: Sec. / Treasurer	Title: Executive Vice President

Amended Exhibit C
to the
Transfer Agent Servicing Agreement - Global Real Estate Investments Fund

CLOSED-END FUND TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at July, 2010 (PRIVATE OFFERING ONLY)
Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                               $____ /year
▪ NSCC Level 3 Accounts                        $____ /open account
▪ No-Load Fund Accounts                      $____ /open account
▪ Load Fund Accounts                             $____ /open account
▪ Daily Accrual Fund Accounts              $____ /open account
▪ Closed Accounts                                    $____ /closed account
Activity Charges
▪ Manual Shareholder Transaction        $____ /transaction
▪ Omnibus Account Transaction           $____ /transaction
▪ Correspondence                                     $____ /item
▪ Telephone Calls                                      $____ /minute
▪ Voice Response Calls                            $____ /call
▪ Qualified Plan Accounts                       $____ /account (Cap at $____/SSN)

Implementation Charges
▪ First CUSIP                                              $____ /fund group setup
▪ Subsequent CUSIPs                               $____ /each additional CUSIP
▪ Conversion                                              $____ /account, $____ minimum/fund group

Chief Compliance Officer Support Fee*
▪ $____ /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost. Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.

Fees are billed monthly
*Subject to annual CPI increase, Milwaukee MSA

Amended Exhibit C (continued)
to the
Transfer Agent Servicing Agreement – Global Real Estate Investments Fund

CLOSED-END FUND TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at January, 2011 (PRIVATE OFFERING ONLY)
Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                               $____ /year
▪ NSCC Level 3 Accounts                       $____ /open account
▪ No-Load Fund Accounts                     $____ /open account
▪ Load Fund Accounts                            $____ /open account
▪ Daily Accrual Fund Accounts             $____ /open account
▪ Closed Accounts                                   $____ /closed account
Activity Charges
▪ Manual Shareholder Transaction        $____ /transaction
▪ Omnibus Account Transaction           $____ /transaction
▪ Correspondence                                     $____ /item
▪ Telephone Calls                                      $____ /minute
▪ Voice Response Calls                            $____ /call
▪ Qualified Plan Accounts                       $____ /account (Cap at $____/SSN)

Implementation Charges
▪ First CUSIP                                              $____ /fund group setup
▪ Subsequent CUSIPs                              $____ /each additional CUSIP
▪ Conversion                                              $____ /account, $____ minimum/fund group

Chief Compliance Officer Support Fee*
▪ $____ /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost. Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.

Fees are billed monthly
*Subject to annual CPI increase, Milwaukee MSA

Amended Exhibit C (continued)
to the
Transfer Agent Servicing Agreement – Global Real Estate Investments Fund

CLOSED-END FUND TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at January, 2012 (PRIVATE OFFERING ONLY)
Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                               $____ /year
▪ NSCC Level 3 Accounts                       $____ /open account
▪ No-Load Fund Accounts                     $____ /open account
▪ Load Fund Accounts                            $____ /open account
▪ Daily Accrual Fund Accounts             $____ /open account
▪ Closed Accounts                                   $____ /closed account
Activity Charges
▪ Manual Shareholder Transaction         $____ /transaction
▪ Omnibus Account Transaction            $____ /transaction
▪ Correspondence                                      $____ /item
▪ Telephone Calls                                       $____ /minute
▪ Voice Response Calls                             $____ /call
▪ Qualified Plan Accounts                        $____ /account (Cap at $____/SSN)

Implementation Charges
▪ First CUSIP                                              $____ /fund group setup
▪ Subsequent CUSIPs                               $____ /each additional CUSIP
▪ Conversion                                              $____ /account, $____ minimum/fund group

Chief Compliance Officer Support Fee*
▪ $____ /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost. Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.

Fees are billed monthly
*Subject to annual CPI increase, Milwaukee MSA